As filed with the Securities and Exchange Commission on May 30, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREAT LAKES BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	6036	94-3078031
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification Number)

2421 Main Street

Buffalo, New York 14214

(716) 961-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Greater Buffalo Savings Bank 2000 Stock Option Plan

Greater Buffalo Savings Bank 2002 Stock Option Plan

 (Full title of the plans)

Andrew W. Dorn, Jr.

President and Chief Executive Officer

2421 Main Street

Buffalo, New York 14214

(716) 961-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Robert J. Olivieri, Esq.
Hodgson Russ LLP
One M&T Plaza, Suite 2000
Buffalo, New York 14203-2391
(716) 856-4000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($.01 par value)	413,174 shares (1)	$17.21	$7,110,724.54	$760.85

(1)  Includes 195,714 shares that are issuable under the Greater Buffalo Savings Bank 2000 Stock Option Plan and 217,460 shares that are issuable under the Greater Buffalo Savings Bank 2002 Stock Option Plan.  This Registration Statement also covers an indeterminate number of shares of Common Stock which may be issuable under such plans as a result of stock splits, stock dividends or similar transactions.

(2)  Estimated solely for the purpose of determining the registration fee computed pursuant to Rule 457(h)(1), based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 25, 2006.

PART I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the securities Act.

If necessary for a prospectus to be used for re-offers of the Registrant’s common stock acquired pursuant to the Plan, a prospectus prepared in accordance with the requirements of Form S-3 will be filed as part of this Registration Statement by means of a post-effective amendment hereto.

PART II

Information Required in the Registration Statement

Item 3.

Incorporation of Documents by Reference.

The following documents filed by the Registrant  with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)

The description of the Registrant’s common stock set forth  under “Description  of BVCC Capital Stock” and  “Proposal III - Proposal To Adopt Amendments To BVCC’s Certificate Of Incorporation” contained in the Registrant’s Registration Statement on Form S-4 dated December 15, 2005 and filed with the Commission on December 19, 2005, as amended by (i) Amendment No. 1 thereto on Form S-4/A dated January 31, 2006 and filed with the Commission on February 1, 2006, (ii) Amendment No. 2 thereto on Form S-4/A dated February 14, 2006 and filed with the Commission on February 14, 2006, (iii) Amendment No. 3 thereto on Form S-4/A dated March 23, 2006 and filed with the Commission on March 24, 2006 and (iv) Amendment No. 4 thereto on Form S-4/A dated March 30, 2006 and filed with the Commission on March 30, 2006;

(b)

The Annual Report of Great Lakes Bancorp, Inc. (file no. 000-50267) on Form 10-KSB for the year ended December 31, 2005, filed with the Commission on March 21, 2006.

(c)

The definitive proxy statement of Great Lakes Bancorp, Inc. (file no. 000-50267) for its Annual Meeting of Stockholders to be held on May 24, 2005, filed with the Commission on April 18, 2005.; and

(d)

The Registrant’s Current Reports on Form 8-K filed with the Commission on May 1, 2006, May 5, 2006 and May 19, 2006.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.

Description of Securities.

Not applicable.

Item 5.

Interests of Named Persons and Counsel.

Certain legal matters with respect to the validity of the shares of Common stock offered pursuant to this Registration Statement are being passed upon for the Registrant by Hodgson Russ LLP, counsel to the Registrant.

Item 6.

Indemnification of Directors and Officers.

Under Section 145(a) of the General Corporation Law of Delaware, the Registrant may indemnify any of its officers or directors in any action other than actions by or in the right of our company, whether civil, criminal, administrative or investigative, if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceedings if such director or officer has no reasonable cause to believe his conduct was unlawful. Under Section 145(b), the Registrant may indemnify any of its officers or directors in any action by or in the right of our company against expenses actually and reasonably incurred by him in the defense or settlement of such action if such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the Registrant’s best interest, except where such director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to us, unless, on application, the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person in view of all the circumstances is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Section 145(c) provides for mandatory indemnification of officers or directors who have been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b). Section 145(d) authorizes indemnification under subsections (a) and (b) in specific cases if approved by the Registrant’s board of directors or stockholders upon a finding that the officer or director in question has met the requisite statutory standards of conduct. Section 145(g) empowers the Registrant to purchase insurance coverage for any director, officer, employee or agent against any liability incurred by him in his capacity as such, whether or not the Registrant would have the power to indemnify him under the provisions of the Delaware General Corporation Law. The foregoing is only a summary of the described sections of the Delaware General Corporation Law and is qualified in its entirety by reference to such sections.

The Registrant’s bylaws provide that it shall indemnify each of its officers and directors to the fullest extent permitted by applicable law. The Registrant’s certificate of incorporation also provides that, to the fullest extent permitted by the Delaware General Corporation Law, its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 7.

Exemption from Registration Claimed.

Not applicable.

Item 8.

Exhibits.

The following exhibits are filed with this Registration Statement:

4.1

Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 dated August 13, 2004 and filed with the Commission on August 13, 2004, and Appendix F to the Registrant’s Registration Statement No. 333-130348 dated December 15, 2005 and filed with the Commission on December 19, 2005, as amended by Amendment No. 1 thereto on Form S-4/A dated January 31, 2006 and filed with the Commission on February 1, 2006, Amendment No. 2 thereto on Form S-4/A dated February 13, 2006 and filed with the Commission on February 14, 2006, Amendment No. 3 thereto on Form S-4/A dated March 23, 2006 and filed with the Commission on March 24, 2006 and Amendment No. 4 thereto on Form S-4/A dated March 30, 2006 and filed with the Commission on March 30, 2006).

4.2

Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated February 1, 2006 and filed with the Commission on February 1, 2006).

4.3

Greater Buffalo Savings Bank 2000 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement of Great Lakes Bancorp, Inc. No. 333-103211 on Form S-4 dated February 14, 2003).

4.4

Greater Buffalo Savings Bank 2002 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registration Statement of Great Lakes Bancorp, Inc. No. 333-103211 on Form S-4 dated February 14, 2003).

5.1

Opinion of Hodgson Russ LLP.

23.1

Consent of KPMG LLP.

23.2

Consent of Freed Maxick & Battaglia, CPAs, PC.

23.2

Consent of Hodgson Russ LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1

Power of Attorney (contained in Part II of this Registration Statement).

Item 9.

Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which,   individually or in the aggregate, represent a fundamental change in the information set forth in   the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume   of securities offered (if the total dollar value of securities offered would not exceed that which   was registered) and any deviation from the low or high and of the estimated maximum offering   range may be reflected in the form of prospectus filed with the Commission pursuant to Rule   424(b) if, in the aggregate, the change in volume and price represents no more than 20% change   in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table   in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such   information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on May 22, 2006.

GREAT LAKES BANCORP, INC.

By:    s/s  ANDREW W. DORN, JR.

Andrew W. Dorn, Jr.

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew W. Dorn, Jr. and Michel J. Rogers, or either of them, as his attorney in fact, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Andrew W. Dorn, Jr. Andrew W. Dorn, Jr.	President, Chief Executive Officer, Treasurer and Director (Principal Executive Officer)	May 22, 2006
/s/ Michael J. Rogers Michael J. Rogers	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 22, 2006
/s/ Barry M. Snyder Barry M. Snyder	Chairman of the Board of Directors	May 22, 2006
/s/ William A. Evans William A. Evans	Vice Chairman of the Board of Directors	May 22, 2006

/s/ Frederick A. Wolf Frederick A. Wolf	Assistant Secretary and Director	May 22, 2006
/s/ Charles G. Cooper Charles G. Cooper	Director	May 22, 2006
/s/ Carolyn B. Frank Carolyn B. Frank	Director	May 22, 2006
/s/ Robert B. Goldstein Robert B. Goldstein	Director	May 22, 2006
/s/ Gerard T. Mazurkiewicz Gerard T. Mazurkiewicz	Director	May 22, 2006
/s/ Acea M. Mosey-Pawlowski Acea M. Mosey-Pawlowski	Director	May 22, 2006
/s/ Dennis M. Penman Dennis M. Penman	Director	May 22, 2006
/s/ John W. Rose John W. Rose	Director	May 22, 2006
/s/ Louis Sidoni Louis Sidoni	Director	May 22, 2006
/s/ James A. Smith James A. Smith	Director	May 22, 2006

/s/ Louis J. Thomas Louis J. Thomas	Director	May 22, 2006
/s/ David L. Ulrich David L. Ulrich	Director	May 22, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1

Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 dated August 13, 2004 and filed with the Commission on August 13, 2004, and Appendix F to the Registrant’s Registration Statement No. 333-130348 dated December 15, 2005 and filed with the Commission on December 19, 2005, as amended by Amendment No. 1 thereto on Form S-4/A dated January 31, 2006 and filed with the Commission on February 1, 2006, Amendment No. 2 thereto on Form S-4/A dated February 13, 2006 and filed with the Commission on February 14, 2006, Amendment No. 3 thereto on Form S-4/A dated March 23, 2006 and filed with the Commission on March 24, 2006 and Amendment No. 4 thereto on Form S-4/A dated March 30, 2006 and filed with the Commission on March 30, 2006).

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated February 1, 2006 and filed with the Commission on February 1, 2006).

4.3

Greater Buffalo Savings Bank 2000 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement of Great Lakes Bancorp, Inc. No. 333-103211 on Form S-4 dated February 14, 2003 and filed with the Commission on February 14, 2003)

4.4-

Greater Buffalo Savings Bank 2002 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registration Statement of Great Lakes Bancorp, Inc. No. 333-103211 on Form S-4 dated February 14, 2003 and filed with the Commission on February 14, 2003).

5.1	Opinion of Hodgson Russ LLP

23.1	Consent of KPMG LLP

23.2	Consent of Freed Maxick & Battaglia, CPAs, PC

23.2	Consent of Hodgson Russ LLP (Included in Exhibit 5.1)

24.1	Power of Attorney (See page II-5 of this Registration Statement)